UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   June 4, 2013

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 4, 2013, Accelerate Diagnostics, Inc. (the “Company”) entered into a Standby Purchase Agreement with Abeja Ventures, LLC (the “Standby Purchaser”), pursuant to which the Standby Purchaser has agreed to purchase, at the prevailing subscription price, any and all shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), not subscribed for by the Company’s stockholders pursuant to the exercise of their basic subscription privileges and over-subscription privileges in connection with the rights offering described in Item 8.01 below.

The Standby Purchaser is owned by, among other individuals and entities, Lawrence Mehren, John Patience, Jack Schuler and Matthew W. Strobeck, each of whom is a director of the Company. Messrs. Mehren and Patience also serve as managers of the Standby Purchaser. No fees or other consideration will be paid by the Company to the Standby Purchaser in exchange for its commitment to purchase any and all unsubscribed shares of Common Stock following the rights offering.

The Standby Purchase Agreement also contains other provisions, including conditions to closing, termination rights, and representations, warranties and covenants of the Company and the Standby Purchaser, that are customary for agreements of this type.

The Standby Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein, and the summary set forth above is qualified by reference to the full text of the Standby Purchase Agreement.

Item 8.01	Other Events.

On June 4, 2013, the Company issued a press release to publicly announce its plans to complete a rights offering to existing holders of its Common Stock. Upon completion of the rights offering, the Company will receive gross proceeds of approximately $20,000,000 before expenses. As disclosed in Item 1.01 above, the Company has received a standby commitment from the Standby Purchaser to purchase any and all shares of Common Stock that are not subscribed for by stockholders in connection with the rights offering.

The rights offering will be made through the Company’s distribution to its existing stockholders of non-transferable subscription rights to purchase their pro rata portion of newly issued shares of Common Stock. The subscription price has not yet been determined but will be based on the closing market price of the Common Stock, as reported by the NASDAQ Capital Market, on the latest practicable date prior to the launch of the rights offering. The record date for the distribution of the rights and the dates for both the subscription period and the expiration of the rights offering will be included in the final prospectus.

The purpose of the rights offering is to raise equity capital in a cost-effective manner that gives all of the Company’s existing stockholders the opportunity to participate on a pro rata basis. The net proceeds of the offering will be used for working capital and specifically to fund the Company’s business plan and product commercialization efforts.

The rights offering includes an over-subscription privilege, which permits each rights holder that exercises the basic subscription privilege in full the option to purchase additional shares of common stock that remain unsubscribed at the expiration of the offering. The over-subscription privilege is subject to the availability and allocation of shares among holders exercising their over-subscription privilege, as further described in the rights offering documents.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Standby Purchase Agreement, dated May 31, 2013, between the Registrant and Abeja Ventures, LLC (incorporated by reference to Exhibit 10.1 to the Form S-3 Registration Statement (No. 333-189065) filed by the Registrant on June 4, 2013)

99.1	Press Release issued by the Registrant on June 4, 2013, entitled “Accelerate Diagnostics Announces Plans For Rights Offering To Stockholders” (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2013	ACCELERATE DIAGNOSTICS, INC. (Registrant) /s/ Steve Reichling Steve Reichling Chief Financial Officer

Exhibit Index

ExhibitNo.	Description
10.1	Standby Purchase Agreement, dated May 31, 2013, between the Registrant and Abeja Ventures, LLC (incorporated by reference to Exhibit 10.1 to the Form S-3 Registration Statement (No. 333-189065) filed by the Registrant on June 4, 2013)
99.1	Press Release issued by the Registrant on June 4, 2013, entitled “Accelerate Diagnostics Announces Plans For Rights Offering To Stockholders” (filed herewith)